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                                                                      EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES


Anadarko Algeria Corporation,
     a Delaware corporation.

Anadarko Energy Services Company,
     a Delaware corporation.

Anadarko Eritrea Corporation,
     a Delaware corporation.